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EXHIBIT 99.1


                                 [LOGO netGuru]

Bruce Nelson              Santanu Das                Dan Matsui/Gene Heller
Chief Financial Officer   Chief Operating Officer    Silverman Heller Associates
(714) 974-2500 x-215      (714) 974-2500 x-329       (310) 208-2550


                NETGURU REPORTS FISCAL 2006 FIRST-QUARTER RESULTS
                  Continuing Revenue Growth, Improving Margins

Yorba Linda, Calif.--August 10, 2005--netGuru, Inc. (Nasdaq: NGRU) reported financial results for fiscal 2006 first quarter ended June 30, 2005.

Net revenues for the quarter were $3.85 million compared to $3.52 million in fiscal 2005 first quarter. Engineering and collaborative software sales rose 23.3% to $3.01 million from $2.44 million due to growing use of the Company's engineering software by major corporate clients under three-year software licensing contracts, and higher engineering-related maintenance sales and services. IT services revenues fell to $834,000 from $1.08 million.

Gross profit rose to $3.09 million, or 80.3% of net revenues, from $2.52 million, or 71.5% of net revenues, in first-quarter fiscal 2005, due to higher gross margin from our engineering and collaborative software segment. Operating expenses were $3.26 million, compared to $3.06 million. Operating expenses as a percent of net revenues improved from fiscal 2005 first quarter. Operating losses narrowed to $171,000 from $535,000 for first-quarter last fiscal year.

Net loss also narrowed to $334,000, or two cents per share on 19,117,154 shares outstanding, compared to a net loss of $617,000, or three cents per share on 18,626,165 shares outstanding, in the first quarter of fiscal 2005.

netGuru Chairman and Chief Executive Amrit Das remarked: "We are pleased with the Company's continuing year-over-year growth in revenues and improving margins. As a result, we have generated positive cash flows from operations for three consecutive quarters and substantial improvement in net results.

"A first-quarter ramp up in personnel to expand engineering business process outsourcing (EBPO) in India resulted in an increase in sales, general, and administrative (SG&A) expenses," Das continued. "This expanded capability now enables us to launch our new estimation services, which are expected to result in additional billings, as well as handle up to 2000 tons per month in steel detailing. Billings during the first quarter were at approximately one-half that rate due to start-up and training. Generally, by continuing to scale up sales and by keeping costs and expenses under control, we remain confident in our outlook for revenue growth and profitability for fiscal 2006."

Teleconference information:
The Company will hold a teleconference today at 1:30 p.m. PDT (4:30 p.m. EDT) to review financial results, including a Q&A session. To participate in the teleconference, call toll-free 800-608-3625 (or 706-634-0478 for international callers) approximately 10 minutes prior to the above start time. The Company will also archive the call on its website, www.netguru.com (requires RealPlayer streaming audio software, available at www.real.com). Additionally, a telephone playback will be available for 48 hours beginning at 5 p.m. PDT today. The playback can be accessed by dialing 800-642-1687 (or 706-645-9291 for international callers) and providing Conference ID 8501003.

About netGuru, Inc.
netGuru is an engineering information technology and services company offering engineering analysis and design software, collaborative software solutions, and professional and technical IT services and



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support to businesses worldwide. netGuru serves its global markets and clients through offices located in the United States, Europe, Asia, and the Middle East, and through distributors in 40 countries. The Company licenses its engineering software and solutions to more than 19,000 businesses in 100 countries. For more information please visit www.netguru.com.

Safe Harbor Statement:
With the exception of historical or factual information, the matters discussed in this press release, including sales/revenue growth, cost and expense controls, expected profitability, and timing of profitability are forward looking statements that involve risks and uncertainties. Actual future results may differ. Factors that could cause or contribute to such differences in results include, but are not limited to, market acceptance and use of the Company's products, market conditions in Asia and worldwide, engineering needs, our ability to increase revenue and control costs and expenses, and technological change, economic conditions, changes in governmental regulations and policies, competitive products and services, unforeseen technical issues, and other factors discussed in the "Risk Factors" Section of the company's Form 10-KSB for the fiscal year ended March 31, 2005, as filed with the U.S. Securities and Exchange Commission.

                      [Financial tables on following pages]




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                                NETGURU, INC. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Unaudited)
                     ($ in thousands except share and per share amounts)


                                                                     THREE MONTHS ENDED
                                                                          JUNE 30,
                                                               ------------------------------
                                                                   2005              2004
                                                               ------------      ------------
Net revenues:
    Engineering and collaborative software solutions           $      3,014      $      2,444
    IT services                                                         834             1,080
                                                               ------------      ------------
           Total net revenues                                         3,848             3,524

Cost of revenues:
    Engineering and collaborative software solutions                    125               245
    IT services                                                         633               758
                                                               ------------      ------------
           Total cost of sales                                          758             1,003

                                                               ------------      ------------
           Gross profit                                               3,090             2,521
                                                               ------------      ------------

Operating expenses:
    Selling, general and administrative                               2,454             2,235
    Research and development                                            382               415
    Bad debt expense                                                    208               165
    Depreciation                                                        217               241

                                                               ------------      ------------
           Total operating expenses                                   3,261             3,056
                                                               ------------      ------------

           Operating loss                                              (171)             (535)
                                                               ------------      ------------

Other (income) expense:
    Interest, net                                                       138               138
    Other                                                                10               (33)

                                                               ------------      ------------
           Total other expense                                          148               105
                                                               ------------      ------------

Loss from continuing operations before income taxes                    (319)             (640)
Income tax expense                                                       15                 6
                                                               ------------      ------------
Net loss from continuing operations                                    (334)             (646)
Gain from discontinued operations                                        --                29
                                                               ------------      ------------

           Net loss                                            $       (334)     $       (617)
                                                               ============      ============

Net loss per common share:
         Basic                                                 $      (0.02)     $      (0.03)
                                                               ============      ============
         Diluted                                               $      (0.02)     $      (0.03)
                                                               ============      ============
Common shares used in computing net loss per common share:
         Basic                                                   19,117,154        18,626,165
                                                               ============      ============
         Diluted                                                 19,117,154        18,626,165
                                                               ============      ============

                                            -more-



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                                        NETGURU, INC. AND SUBSIDIARIES
                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                              (In thousands, except share and per share amounts)


                                                                                -----------      -----------
                                                                                 JUNE 30,         MARCH 31,
                                                                                   2005             2005
                                                                                -----------      -----------
                                                    ASSETS

Current assets:
    Cash and cash equivalents                                                   $     3,791      $     3,619
    Restricted cash                                                                      60               62
                                                                                -----------      -----------
                  Total cash and cash equivalents                                     3,851            3,681

    Accounts receivable (net of allowance for doubtful accounts of $777 and
      $705, as of June 30, 2005 and March 31, 2005, respectively)                     3,302            4,334
    Income tax receivable                                                                12               15
    Notes and related party loans receivable                                             11               12
    Deposits                                                                            100               96
    Prepaid expenses and other current assets                                         1,150            1,343
                                                                                -----------      -----------
           Total current assets                                                       8,426            9,481

Property, plant and equipment, net                                                    1,593            1,682
Goodwill and intangible assets                                                        3,088            3,088
Other assets                                                                            306              242
                                                                                -----------      -----------
                                                                                $    13,413      $    14,493
                                                                                ===========      ===========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Current portion of long-term debt, net of discount of $221 and $222, as
      of June 30, 2005 and March 31, 2005, respectively                         $     1,509      $     1,297
    Related party loans payable                                                         100              100
    Current portion of capital lease obligations                                        155              144
    Accounts payable                                                                    505              464
    Income taxes payable                                                                 28               29
    Accrued expenses                                                                    857            1,136
    Deferred revenues                                                                 2,297            2,697
    Other liabilities                                                                   158              212
                                                                                -----------      -----------

           Total current liabilities                                                  5,609            6,079

Long-term debt, net of current portion, net of discount of $144 and $200 as
    of June 30, 2005 and March 31, 2005, respectively                                 1,884            2,108
Capital lease obligations, net of current portion                                       325              343
Deferred gain on sale-leaseback and other long-term liabilities                         683              678
                                                                                -----------      -----------

           Total liabilities                                                          8,501            9,208
                                                                                -----------      -----------

Stockholders' equity:
    Preferred stock, par value $.01; authorized 5,000,000 shares; no shares              --               --
      issued and outstanding
    Common stock, par value $.01; authorized 150,000,000 shares; 19,117,154
      shares issued and outstanding                                                     191              191
    Additional paid-in capital                                                       36,869           36,869
    Accumulated deficit                                                             (31,566)         (31,232)
    Accumulated other comprehensive loss:
       Cumulative foreign currency translation adjustments                             (582)            (543)
                                                                                -----------      -----------

           Total stockholders' equity                                                 4,912            5,285
                                                                                -----------      -----------
                                                                                $    13,413      $    14,493
                                                                                ===========      ===========


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